Exhibit 99.1

Orthofix International N.V. 3451 Plano Parkway Lewisville, TX 75056 USA Tel 214 937 2000 Orthofix.com

News Release

CONTACT:

Mark Quick

Investor Relations

Tel 214 937 2924

markquick@orthofix.com

Orthofix International Reports First Quarter 2014 Results

LEWISVILLE, TX. – May 7, 2014 – Orthofix International N.V. (NASDAQ:OFIX) today reported results for the first quarter ended March 31, 2014. Net sales were $101.3 million for the first quarter of 2014, decreasing 2.0% from net sales of $103.4 million in the first quarter of 2013. Net margin, which the Company calculates as gross profit less sales and marketing expenses, increased 6.5% during the period to $34.8 million, or 34.4% of sales, over $32.7 million, or 31.6% of sales in the first quarter 2013.

President and Chief Executive Officer Brad Mason commented on the Company’s financial results, “The first quarter results were better than expected and give us further confidence that our initiatives to improve and grow our business are appropriate and effective. Additionally, during the quarter we announced a number of Board and executive leadership changes that bring added experience and talent to help us drive improved results.”

First Quarter 2014 Sales Results

BioStim

Net sales in the Company’s BioStim strategic business unit, or SBU, increased 0.5% to $38.4 million in the first quarter of 2014 compared to $38.2 million for the same period in the prior year, an increase of $0.2 million. The BioStim revenue was driven by a stable performance in Spine Stimulation and a lower, yet improving performance in Physio-Stim, as the Company continued to transition the Physio-Stim sales force.

Biologics

Net sales in the Company’s Biologics SBU decreased $0.4 million, or 2.7%, to $13.0 in the first quarter of 2014 compared to $13.4 million for the same period in the prior year. This was due to a decrease in the Company’s marketing service fee rate with the Musculoskeletal Transplant Foundation (“MTF”) to 65% from 70% on April 1, 2013, for Trinity Evolution and Trinity Elite sales. Assuming no marketing fee rate decrease, sales in Biologics grew 4.0% year-over-year in the first quarter.

Extremity Fixation

Net sales in the Company’s Extremity Fixation SBU increased $0.9 million, or 3.3%, to $27.1 million in the first quarter of 2014 compared to $26.2 million for the same period last year. The sales improvement was driven primarily due to increased sales in the U.K. and France, offset somewhat by lower performance in the U.S. and Brazil due to ongoing restructuring activities.

Spine Fixation

Net sales in the Company’s Spine Fixation SBU decreased $2.7 million, or 10.6%, to $22.8 million in the first quarter of 2014 compared to $25.5 million for the same period last year. This decrease was primarily due to lower international sales.

Orthofix International N.V. 3451 Plano Parkway Lewisville, TX 75056 USA Tel 214 937 2000 Orthofix.com

First Quarter 2014 Net Margin and Earnings Results

First quarter 2014 consolidated net margin increased 6.5% to $34.8 million over $32.7 million in the first quarter of the prior year. As a percentage of sales, net margin improved to 34.4% in the first quarter 2014 from 31.6% in the first quarter 2013. This increase was primarily driven by Spine Fixation and Extremity Fixation, which was offset by a decrease in BioStim net margin. Spine Fixation net margin benefitted from cost reductions and lower commissions due to a higher international sales mix, while BioStim net margin was negatively impacted primarily by an increase in commission expense.

First quarter 2014 net income (loss) from continuing operations was ($0.2)million, or ($0.01) per diluted share, compared to net income of $7.6 million, or $0.39 per diluted share for the same period last year. First quarter 2014 and 2013 net income also included the specified items detailed below. When excluding these items, adjusted net income from continuing operations for the first quarter 2014 was $5.2 million, or $0.29 per diluted share, compared to $7.2 million, or $0.37 per diluted share, in the first quarter 2013.

Conference Call

Orthofix will host a conference call to discuss first quarter results today, Wednesday, May 7, 2014 at 4:30 p.m. EDT (3:30 p.m. CDT). Interested parties may access the conference call by dialing (888) 267-2845 in the U.S. and (973) 413-6102 outside the U.S., and entering the conference ID 38220. A replay of the call will be available for two weeks by dialing (800) 332-6854 in the U.S. and (973) 528-0005 outside the U.S., and entering the conference ID 38220. A webcast of the conference call may be accessed by going to the Company’s website at www.orthofix.com, by clicking on the Investors link and then the Events and Presentations page.

About Orthofix

Orthofix International N.V. is a diversified, global medical device company focused on improving patients’ lives by providing superior reconstructive and regenerative orthopedic and spine solutions to physicians worldwide. Headquartered in Lewisville, TX, the Company has four strategic business units that include BioStim, Biologics, Extremity Fixation and Spine Fixation. Orthofix products are widely distributed via the Company’s sales representatives, distributors and its subsidiaries. In addition, Orthofix is collaborating on research and development activities with leading clinical organizations such as the Musculoskeletal Transplant Foundation, the Orthopedic Research and Education Foundation and the Texas Scottish Rite Hospital for Children. For more information, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and its subsidiaries and are based on management’s current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

The forward-looking statements in this release do not constitute guarantees or promises of future performance. Factors that could cause or contribute to such differences may include, but are not limited to: risks relating to our recent Audit Committee review and the recently filed restatement of our financial

Orthofix International N.V. 3451 Plano Parkway Lewisville, TX 75056 USA Tel 214 937 2000 Orthofix.com

statements for certain prior periods and related legal proceedings (including potential action by the Division of Enforcement of the SEC and pending securities class action litigation); the Company’s review of allegations of improper payments involving the Company’s Brazil-based subsidiary; the expected sales of the Company’s products, including recently launched products; unanticipated expenditures; changing relationships with customers, suppliers, strategic partners and lenders; changes to and the interpretation of governmental regulations; the resolution of pending litigation matters (including the Company’s indemnification obligations with respect to certain product liability claims against, and the government investigation of, the Company’s former sports medicine global business unit); the Company’s ongoing compliance obligations under a corporate integrity agreement with the Office of Inspector General of the Department of Health and Human Services (and related terms of probation), a deferred prosecution agreement with the U.S. Department of Justice and a Consent Decree with the SEC; risks relating to the protection of intellectual property; changes to the reimbursement policies of third parties; the impact of competitive products; changes to the competitive environment, the acceptance of new products in the market, conditions of the orthopedic industry, credit markets and the economy; corporate development and market development activities, including acquisitions or divestitures, unexpected costs or operating unit performance related to recent acquisitions; and other risks described in Item 1A under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as in other subsequent periodic reports filed by the Company with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release.

The following tables are summaries of sales reconciled to constant currency sales growth for the quarters ended March 31, 2014, and 2013. Amounts shown are in millions and reflect unaudited figures. Some calculations may be impacted by rounding.

External net sales by strategic business unit

	Three Months Ended March 31,
(U.S. Dollars in millions)	2014	2013	Reported Growth	Constant Currency Growth
BioStim	38.4	38.2	1%	1%
Biologics	13.0	13.4	-3%	-3%
Extremity Fixation	27.1	26.2	3%	4%
Spine Fixation	22.8	25.5	-11%	-11%

Total net sales	$101.3	$103.4	-2%	-2%

Orthofix International N.V. 3451 Plano Parkway Lewisville, TX 75056 USA Tel 214 937 2000 Orthofix.com

The following tables are summaries of first quarter 2014 and 2013 net margins by strategic business unit. Amounts shown are in millions and reflect unaudited figures. Some calculations may be impacted by rounding.

ORTHOFIX INTERNATIONAL N.V.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
(U.S. Dollars in millions)	2014	2013
Net margin by Strategic Business Unit:
BioStim	$14.2	$16.9
Biologics	6.7	6.0
Extremity Fixation	9.3	8.0
Spine Fixation	5.1	2.2
Corporate	(0.4)	(0.4)

Subtotal	34.8	32.7
Consolidated Expenses:
General and administrative expense	(17.5)	(18.3)
Research and development expense	(5.9)	(5.7)
Amortization of intangible assets	(0.6)	(0.5)
Costs related to accounting review and restatement	(8.3)	—

Consolidated Operating income	2.5	8.1

The following table reconciles reported operating income from continuing operations to adjusted operating income from continuing operations for the quarters ended March 31, 2014, and 2013. Some calculations may be impacted by rounding. Please refer to the Non-GAAP Performance Measures section at the end of this press release for more information about the specified items listed below.

First Quarter Adjusted Operating Income from Continuing Operations

	Q1 2014		Q1 2013
	($ 000’s)	% of Sales	($ 000’s)	% of Sales
Reported GAAP operating income	$2,465	2.4%	$8,087	7.8%
Specified Items:
Costs related to accounting review and restatement	8,306		—
Succession and restructuring charges	—		3,537

Adjusted operating income	$10,771	10.6%	$11,624	11.2%

The following table reconciles reported net income from continuing operations and net income from continuing operations per diluted share to adjusted net income from continuing operations and adjusted net income from continuing operations per diluted share for the quarters ended March 31, 2014, and 2013. Some calculations may be impacted by rounding. Please refer to the Non-GAAP Performance Measures section at the end of this press release for more information about the specified items listed below.

First Quarter Adjusted Net Income from Continuing Operations

	Q1 2014		Q1 2013		% Change
	($ 000’s)	EPS	($000’s)	EPS	Earnings	EPS
Reported GAAP net (loss) income and net (loss) income per diluted share	$(222)	$(0.01)	$7,610	$0.39	-103%	-103%
Specified Items:
Costs related to accounting review and restatement	5,482		—
Succession and restructuring charges	—		2,756
Foreign exchange gain	(53)		(393)
Gain related to demutualization of a Mutual insurance company	—		(2,776)

Adjusted net income and net income per diluted share	$5,207	$0.29	$7,197	$0.37	-28%	-22%

Orthofix International N.V. 3451 Plano Parkway Lewisville, TX 75056 USA Tel 214 937 2000 Orthofix.com

ORTHOFIX INTERNATIONAL N.V.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, U.S. Dollars, in thousands, except per share and share data)

	Three Months Ended March 31,
	2014	2013
Net sales	$101,342	$103,373
Cost of sales	22,632	25,617

Gross profit	78,710	77,756

Operating expenses
Sales and marketing	43,871	45,054
General and administrative	17,545	18,330
Research and development	5,939	5,741
Amortization of intangible assets	584	544
Costs related to the accounting review and restatement	8,306	—

	76,245	69,669

Operating income	2,465	8,087
Other income and expense
Interest expense, net	(486)	(560)
Other income (expense)	(261)	4,764

Income before income taxes	1,718	12,291
Income tax expense	(1,940)	(4,681)

Net income (loss) from continuing operations	(222)	7,610

Discontinued operations
Loss from discontinued operations	(794)	(4,434)
Income tax (expense) benefit	234	1,324

Net income (loss) from discontinued operations	(560)	(3,110)

Net income (loss)	$(782)	$4,500

Net income (loss) per common share - basic
Net income (loss) from continuing operations	$(0.01)	$0.39
Net loss from discontinued operations	$(0.03)	$(0.16)

Net income (loss) per common share - basic	$(0.04)	$0.23

Net income (loss) per common share - diluted
Net income (loss) from continuing operations	$(0.01)	$0.39
Net loss from discontinued operations	$(0.03)	$(0.16)

Net income (loss) per common share - diluted	$(0.04)	$0.23

Weighted average number of common shares outstanding - basic	18,197,363	19,431,093
Weighted average number of common shares outstanding - diluted	18,197,363	19,691,141

Orthofix International N.V. 3451 Plano Parkway Lewisville, TX 75056 USA Tel 214 937 2000 Orthofix.com

ORTHOFIX INTERNATIONAL N.V.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, U.S. Dollars, in thousands)

	March 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$26,747	$30,486
Restricted cash	19,270	23,761
Trade accounts receivable, net	76,917	75,567
Inventories, net	92,753	90,577
Deferred income taxes	33,956	33,947
Prepaid expenses and other current assets	28,781	25,906

Total current assets	278,424	280,244
Property, plant and equipment, net	52,532	54,606
Patents and other intangible assets, net	8,518	9,046
Goodwill	53,565	53,565
Deferred income taxes	18,758	18,336
Other long-term assets	6,743	7,385

Total assets	$418,540	$423,182

Liabilities and shareholders’ equity
Current liabilities:
Trade accounts payable	14,022	20,674
Other current liabilities	41,467	46,146

Total current liabilities	55,489	66,820
Long-term debt	20,000	20,000
Deferred income taxes	13,307	13,132
Other long-term liabilities	12,487	12,736

Total liabilities	101,283	112,688

Shareholders’ equity:
Common shares	1,836	1,810
Additional paid-in capital	223,630	216,653
Retained earnings	88,550	89,332
Accumulated other comprehensive income	3,241	2,699

Total shareholders’ equity	317,257	310,494

Total liabilities and shareholders’ equity	$418,540	$423,182

Orthofix International N.V. 3451 Plano Parkway Lewisville, TX 75056 USA Tel 214 937 2000 Orthofix.com

ORTHOFIX INTERNATIONAL N.V.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, U.S. Dollars, in thousands)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net income (loss)	$(782)	$4,500
Adjustments to reconcile net income (loss) to net cash provided by operating activities:		—
Depreciation and amortization	$6,004	$5,029
Other non-cash adjustments	$4,523	$4,367
Change in operating assets and liabilities:
Changes in working capital	$(19,923)	$1,164

Net cash (used in) provided by operating activities	$(10,178)	$15,060
Cash flows from investing activities:
Capital expenditures	(3,737)	(6,073)

Net cash used in investing activities	(3,737)	(6,073)
Cash flows from financing activities:
Net proceeds from issuance of common shares	5,542	2,143
Repayment of bank borrowings, net	—	(15)
Change in restricted cash	4,502	(8,141)
Excess income tax benefit on employee stock-based awards	29	78

Net cash provided by (used in) financing activities	10,073	(5,935)
Effect of exchange rate changes on cash	103	(431)

Net (decrease) increase in cash and cash equivalents	(3,739)	2,620
Cash and cash equivalents at the beginning of period	30,486	31,055

Cash and cash equivalents at the end of period	26,747	33,675

Orthofix International N.V. 3451 Plano Parkway Lewisville, TX 75056 USA Tel 214 937 2000 Orthofix.com

Non-GAAP Performance Measures

The tables in this press release present reconciliations of operating income, net income and net income per diluted share, operating income and net cash provided by operating activities calculated in accordance with generally accepted accounting principles (GAAP) to non-GAAP performance measures, referred to as “adjusted operating income from continuing operations”, “adjusted net income from continuing operations and adjusted net income from continuing operations per diluted share”, that exclude the items specified in the tables. Management believes it is important to provide investors with the same non-GAAP metrics it uses to supplement information regarding the performance and underlying trends of Orthofix’s business operations in order to facilitate comparisons to its historical operating results and internally evaluate the effectiveness of the Company’s operating strategies. A more detailed explanation of the items in the tables above that are excluded from GAAP net sales and GAAP net income and net income per diluted share, as well as why management believes the non-GAAP measures are useful to them, is included in the Regulation G Supplemental Information below.

Reconciliations of Non-GAAP Performance Measures

Adjusted Operating Income From Continuing Operations Reconciling Items

•	Costs related to accounting review and restatement - legal, accounting, and other professional costs related to the Company’s accounting review and restatement.

•	Succession and restructuring charges - In 2013 these costs relate to the cessation of employment of certain of the Company’s officers.

Adjusted Net Income From Continuing Operations and Adjusted Net Income from Continuing Operations Per Diluted Share Reconciling Items

Note: The reconciling items were tax affected in the current period at the prevailing rate within the respective jurisdictions.

•	Costs related to accounting review and restatement - legal, accounting, and other professional costs related to the Company’s accounting review and restatement.

•	Succession and restructuring charges - In 2013 these costs relate to the cessation of employment of certain of the Company’s former executive officers.

•	Foreign exchange loss (gain) - due to translation adjustments resulting from the weakening or strengthening of the U.S. Dollar against various foreign currencies. A number of Orthofix’s foreign subsidiaries have intercompany and third party trade accounts receivables and payables that are held in currencies, most notably the U.S. Dollar, other than their local currency, and movements in the relative values of those currencies result in foreign exchange gains and losses.

•	Gain related to demutualization of a mutual insurance company - the Company received cash related to the demutualization of a mutual insurance company, in which the Company was an eligible member to share in such proceeds.

Management use of, and economic substance behind, Non-GAAP Performance Measures

Management uses non-GAAP measures to evaluate performance period over period, to analyze the underlying trends in the Company’s business, to assess its performance relative to its competitors and to establish operational goals and forecasts that are used in allocating resources. Management uses these non-GAAP measures as the basis for assessing the ability of the underlying operations to generate cash.

Orthofix International N.V. 3451 Plano Parkway Lewisville, TX 75056 USA Tel 214 937 2000 Orthofix.com

In addition, management uses these non-GAAP measures to further its understanding of the performance of the Company’s business units. The items excluded from Orthofix’s non-GAAP measures are also excluded from the profit or loss reported by the Company’s business units for the purpose of analyzing their performance.

Material Limitations Associated with the Use of Non-GAAP Measures

The non-GAAP measures used in this press release may have limitations as analytical tools, and should not be considered in isolation or as a replacement for GAAP performance measures. Some of the limitations associated with the use of these non-GAAP performance measures are that they exclude items that reflect an economic cost to the Company and can have a material effect on cash flows. Similarly, equity compensation expense does not directly impact cash flows, but is part of total compensation costs accounted for under GAAP.

Compensation for Limitations Associated with Use of Non-GAAP Measures

Orthofix compensates for the limitations of its non-GAAP performance measures by relying upon its GAAP results to gain a complete picture of the Company’s performance. The GAAP results provide the ability to understand the Company’s performance based on a defined set of criteria. The non-GAAP measures reflect the underlying operating results of the Company’s businesses, excluding non-cash items, which management believes is an important measure of the Company’s overall performance. The Company provides a detailed reconciliation of the non-GAAP performance measures to their most directly comparable GAAP measures, and encourages investors to review this reconciliation.

Usefulness of Non-GAAP Measures to Investors

Orthofix believes that providing non-GAAP measures that exclude certain items provides investors with greater transparency to the information used by the Company’s senior management in its financial and operational decision-making. Management believes that providing this information enables investors to better understand the performance of the Company’s ongoing operations and to understand the methodology used by management to evaluate and measure such performance. Disclosure of these non-GAAP performance measures also facilitates comparisons of Orthofix’s underlying operating performance with other companies in its industry that also supplement their GAAP results with non-GAAP performance measures.

Orthofix International N.V. 3451 Plano Parkway Lewisville, TX 75056 USA Tel 214 937 2000 Orthofix.com

Source:

Orthofix International N.V.